UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2025
GRI BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40034	82-4369909
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
2223 Avenida de la Playa, Suite 208
La Jolla, CA 92037
(Address of principal executive offices and zip code)
(619) 400-1170
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in the Registrant's Certifying Accountant.
(a) Dismissal of Previous Independent Registered Public Accounting Firm

On April 11, 2025, the Audit Committee (the “Audit Committee”) of the Board of Directors of GRI Bio, Inc. (the “Company”) approved the dismissal of Sadler Gibb & Associates LLC (“Sadler”) as the Company’s independent registered public accounting firm. The dismissal was not related to any disagreements with Sadler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
The reports of Sadler on the financial statements of the Company as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the explanatory paragraph relating to the Company's ability to continue as a going concern contained in such reports.
During the fiscal years ended December 31, 2024 and 2023 and during the interim period through April 11, 2025, there were (a) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Sadler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to the satisfaction of Sadler, would have caused Sadler to make reference thereto in their reports, and (b) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in the Company’s internal control over financial reporting as previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”) on March 14, 2025 (the “Annual Report”) with respect to the accounting associated with the pre-pricing of certain warrants in a nonroutine transaction. As previously reported in the Annual Report, no restatements of any prior periods were required, and management implemented a plan to remediate the material weakness. This reportable event was discussed among the Audit Committee and Sadler. Sadler has been authorized by the Company to respond fully to the inquiries of WithumSmith+Brown, PC (“Withum”), the successor independent registered public accounting firm, concerning this reportable event.
The Company provided Sadler with a copy of the above disclosures and has requested that Sadler furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of Sadler’s letter dated April 15, 2025 is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b) Appointment of New Independent Registered Public Accounting Firm
On April 11, 2025, the Audit Committee appointed Withum as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. During the Company’s two most recent fiscal years ended December 31, 2024 and 2023, and during the interim period through April 11, 2025, neither the Company nor anyone on its behalf has consulted with Withum regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
16.1	Letter from Sadler Gibb & Associates LLC, dated April 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2025	GRI Bio, Inc.
By: /s/ Leanne Kelly
Leanne Kelly
Chief Financial Officer